SCUDDER SERVICE CORPORATION
                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds

Annual maintenance fee for each account
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1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

      Money Market Funds*                                     $28.90
      Monthly Income Funds                                     25.00
      Quarterly Distribution Funds                             20.40
      Annual Distribution Funds                                17.55

Other fees
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New Account Set Up                                             $3.15 each
Disaster Recovery                                               0.25 per year
Closed Accounts                                                 1.20 per year
TIN Certificates                                                0.15 each
TIN Maintenance                                                 0.25 each
Check Writing:
      Set Up                                                    5.00 per account
      Retail Check Clearance                                    0.96 per check
      Corporate Check Clearance                                 0.46 per check
Payroll Deduction Processing System (PDPS):
      Annual Base Fee                                           240,000.00
      Annual Maintenance:
              IRA                                               6.00 per account
              403B                                              7.00 per account
              401K                                              8.00 per account

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

Telephone (portion allocable to servicing accounts)
Postage, overnight service or similar services
Stationery and envelopes
Shareholder Statements - printing and postage
Checks - stock supply, printing and postage
Data circuits
Lease and maintenance of S.A.I.L. and Easy Access
Forms
Microfilm and microfiche
Expenses incurred at the specific direction of the fund

Payment
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The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

On behalf of the Funds listed in Attachment A:      Scudder Service Corporation:


By /s/ David S. Lee                                 By /s/ Daniel Pierce
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Date October 2, 1989                                Date October 2, 1989
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* SCIT per account change is $25.78